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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               NOVEMBER 21, 1996
                Date of Report (Date of Earliest Event Reported)






                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-5492-1                                      02-0170100
(Commission File Number)                  (I.R.S. Employer Identification No.)




                               44 FRANKLIN STREET
                          NASHUA, NEW HAMPSHIRE 03060
                    (Address of Principal Executive Offices)



                                 (603) 880-2323
              (Registrant's Telephone Number, Including Area Code)




                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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                                      -2-




                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5 - OTHER EVENTS
---------------------


On November 21, 1996, Nashua Corporation (the "Company") announced that it had completed the sale of its $29 million (revenue) mainland European film processing operations to Spector Photo Group N.V., a Belgian-based film processor. The Company indicated that it had received approximately $5 million in net proceeds from the sale and expects to record a pre-tax loss of approximately $3 million from the transaction in the fourth quarter.

The units sold include mail-order photofinishing services in France, Belgium, the Netherlands and Spain. These units, along with a film-processing operation in Northern Ireland, were purchased by the Company in January 1995. The Company is retaining the Northern Ireland-based business.

Proceeds from the sale will be used primarily to reduce the Company's debt. The ongoing operations of Nashua's Photo Group are located in the United States, Canada, Great Britain and Northern Ireland.

The Company offers a diverse mix of products including photofinishing services, thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                NASHUA CORPORATION



December 11, 1996                             By /s/ Daniel M. Junius
                                                ----------------------------
                                                 Daniel M. Junius
                                                 Vice President-Finance
                                                 and Chief Financial Officer